UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2020

MTBC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36529	22-3832302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clyde Road, Somerset, New Jersey, 08873

(Address of principal executive offices, zip code)

(732) 873-5133

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MTBC	Nasdaq Global Market
11% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	MTBCP	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 28, 2020, pursuant to a Unanimous Written Consent in lieu of a Meeting of the Board of Directors (the “Board”) of MTBC, Inc. (the “Company”), the Board, upon the recommendation of its Nominating and Governance Committee, elected Lawrence Steven Sharnak to serve as a Class II Director of the Company, effective as of April 29, 2020. Mr. Sharnak will serve as a director until the Company’s 2021 annual meeting of stockholders and thereafter until his successor is duly elected and qualified or until his earlier death, resignation or removal. The Board also appointed Mr. Sharnak to serve on its Audit Committee, effective as of April 29, 2020. The Board determined Mr. Sharnak to be independent under the independence requirements of the Listing Rules of the NASDAQ Stock Market and the SEC. There are no arrangements or understandings between Mr. Sharnak and any other person pursuant to which he was elected as a director of the Company, nor are there any transactions involving Mr. Sharnak requiring disclosure under Item 404(a) of Regulation S-K.

On April 28, 2020, the Board, upon the recommendation of its Nominating and Governance Committee, appointed Anne Busquet as the Chairperson of the Audit Committee, effective as of April 29, 2020. Ms. Busquet currently serves on the Audit Committee.

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SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTBC, Inc.

Date: April 28, 2020	By:	/s/ Stephen Snyder
Stephen Snyder
Chief Executive Officer

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